UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 6, 2011 (December 30, 2010)

Behringer Harvard Short-Term Opportunity
Fund I LP
(Exact Name of Registrant as Specified in Its Charter)

Texas	000-51291	71-0897614
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas 75001
(Address of principal executive offices)
(Zip Code)

(866) 655-1620
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01             Entry into a Material Definitive Agreement.

The information set forth in Item 2.03 below is hereby incorporated by reference.

Item 2.03             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As we have previously reported, on September 30, 2010, Behringer Harvard Mockingbird Commons LLC (“Mockingbird Borrower”), an entity in which Behringer Harvard Short-Term Opportunity Fund I LP (which may be refereed to herein as the “Registrant,” “we.” “our,” or “us”) has a 70% direct and indirect ownership interest, failed to make a mandatory $3 million principal payment as required under a promissory note payable to Credit Union Liquidity Services, LLC (“Lender”), an unaffiliated third party.  The Mockingbird Borrower was permitted to borrow up to $34 million with the Lender (“Loan Agreement”), which was used to construct luxury high-rise condominiums.  Nonpayment of the mandatory amount due constituted an event of default under the Loan Agreement.  As part of our continuing negotiations with the Lender, on December 30, 2010, in contemplation of a more comprehensive loan modification, the Mockingbird Borrower and the Lender entered the Fourth Amendment to Note and Construction Agreement whereby the due date of the mandatory $3 million principal payment was changed from September 30, 2010 to January 15, 2011.  In connection with the amendment, the borrower was required to make a mandatory principal payment of $0.1 million.  As a result of the amendment, the borrower is no longer in default under the Loan Agreement, and a cross-default under certain other loans between the Registrant and the Lender has been removed.  We are in continuing discussions with the Lender, and we have remained and continue to remain current on interest payments due under the Loan Agreement.  There are no assurances that we will be successful in our negotiations with the Lender.

The outstanding principal balance under the Loan Agreement was $25 million at December 30, 2010, which bears interest at the Prime Rate plus one percent (1.0%) with a maturity date of October 1, 2011.    The Loan Agreement is secured by the high-rise condominiums and an adjacent 1.5 acre parcel of raw land, and the Registrant has guaranteed payment of the obligations under the Loan Agreement in the event that, among other things, the borrowers become insolvent or enter into bankruptcy proceedings.

The Loan Agreement has been filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 2.03 disclosure by reference.

Item 9.01             Financial Statements and Exhibits.

(d) Exhibits.

The exhibits filed in response to Item 601 of Regulation S-K are listed on the Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEHRINGER HARVARD SHORT-TERM
OPPORTUNITY FUND I LP

	By:	Behringer Harvard Advisors II LP,
Co-General Partner

Dated: January 6, 2011		By:	/s/ Gary S. Bresky
Gary S. Bresky
Chief Financial Officer

EXHIBIT INDEX

10.1	Fourth Amendment to Loan and Construction Agreement by and between Behringer Harvard Mockingbird Commons, LLC and Credit Union Liquidity Services, LLC.